UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2020

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2020, the board of directors (the “Board”) of Ping Identity Holding Corp. (the Company”) appointed Martin Taylor as a member of the Board. Mr. Taylor will serve as a Class I director until the Company’s 2024 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Taylor was also appointed to serve on the Compensation and Nominating Committee of the Board. Mr. Taylor fills the vacancy on the Board created by the resignation of Brian Sheth, who resigned from the Board and as Chairman effective November 26, 2020. Mr. Sheth’s decision to resign was not due to any disagreement with the Company’s operations, policies or practices. The Board also appointed current director Michael Fosnaugh to serve as Chairman of the Board.

Martin Taylor, 50, is an Operating Managing Director at Vista Equity Partners. In his capacity as an Operating Managing Director he works with the leadership teams in the Vista portfolio creating value. Mr. Taylor currently serves on the board of multiple Vista portfolio companies, including Jamf Holding Corp. He also works on a variety of cross portfolio initiatives. Prior to joining Vista in 2006, Mr. Taylor spent over 13 years at Microsoft in various capacities, including roles managing corporate strategy, sales, product marketing and various segment focused teams in North America and Latin America. Mr. Taylor attended George Mason University.

In connection with his appointment, the Company will enter into its standard form of indemnification agreement with Mr. Taylor, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 on August 23, 2019. Mr. Taylor was nominated as a director to fill the vacancy created by Mr. Sheth’s departure by VEP Group, LLC pursuant to the Director Nomination Agreement, dated as of September 23, 2019, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and VEP Group, LLC, which was filed as Exhibit 10.1 to the Company’s Current Report filed with the SEC on Form 8-K on September 24, 2019. Mr. Taylor was not selected as a director pursuant to any other arrangements or understandings with the Company or with any other person. Mr. Fosnaugh was designated to serve as Chairman of the Board pursuant to Article III, Section 6 of the Company’s Amended and Restated Bylaws, by Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P., Vista Equity Partners Fund VI GP, L.P., VEPF VI GP, Ltd., VEPF Management, L.P. and VEP Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: November 27, 2020	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer